UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2024

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Affiliated Managers Group, Inc. (the “Company”) today announced the appointment of Thomas M. Wojcik as Chief Operating Officer of the Company, effective April 1, 2024. As Chief Operating Officer, Mr. Wojcik will oversee the Company’s capital formation capabilities, and will continue to report to Jay C. Horgen, President and Chief Executive Officer. The Company today also announced the appointment of Dava E. Ritchea as its next Chief Financial Officer, succeeding Mr. Wojcik, the Company’s current Chief Financial Officer, effective April 1, 2024. As Chief Financial Officer, Ms. Ritchea will oversee the Company’s finance, accounting, and capital management functions, reporting to Mr. Horgen.

Ms. Ritchea joins the Company from Sculptor Capital Management Inc. (“Sculptor”), which was publicly listed until its acquisition by Rithm Capital Corporation; she served as Sculptor’s Chief Financial Officer since 2021, and also served as a member of the firm’s Partner Management Committee. Prior to joining Sculptor, Ms. Ritchea served as Chief Financial Officer at Assured Investment Management LLC (formerly known as BlueMountain Capital Management, LLC) from 2017 to 2021. Earlier in her career, Ms. Ritchea served in investment banking and strategy roles at each of Credit Suisse Group AG, Barclays Capital Inc., and Lehman Brothers Inc. Ms. Ritchea received a B.S. in Business Administration from Carnegie Mellon University.

Pursuant to a letter agreement entered into with the Company on March 22, 2024, Ms. Ritchea will receive an annual base salary of $500,000 and will be eligible to receive 2024 incentive compensation determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Subject to the approval of the Compensation Committee, Ms. Ritchea will be granted equity interests of the Company within ninety (90) days of joining, in a form determined by the Compensation Committee and subject to the Company’s equity grant policy, with a fair value of $3,500,000, to further incentivize Ms. Ritchea and to align her interests with the long-term interests of the Company’s stockholders, as well as to compensate her for amounts that she will forfeit upon her departure from her prior employer. Ms. Ritchea will also be eligible to participate in the Company’s health, benefit, and retirement plans available to other executive officers.

Ms. Ritchea and the Company will enter into the Company’s standard indemnification agreement for directors and executive officers, a form of which has been previously filed by the Company with the Securities and Exchange Commission. There is no arrangement or understanding between Ms. Ritchea and any other person pursuant to which she was elected as an officer of the Company, and there are no familial relationships between Ms. Ritchea and any of the Company’s directors or executive officers. There are no transactions in which Ms. Ritchea has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01	Regulation FD Disclosure.

On March 25, 2024, the Company issued a press release announcing the matters described above, which is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 25, 2024.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 25, 2024	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	Managing Director, Chief Corporate Counsel, and Corporate Secretary

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